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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Cohesion Technologies, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form F-4 No. 333-100859) and Prospectus of Angiotech Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2002 included in Cohesion's Transition Report (Form 10-K/A) for the period from July 1, 2001 to December 31, 2001, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Palo Alto, California
December 24, 2002